CONSULTING AGREEMENT

              THIS AGREEMENT is made this 15th day of April, 1999.

BETWEEN:

                        INFOCAST CORPORATION, a body corporate duly incorporated, and having its Registered office at 1 Richmond Street West, Suite 902, Toronto, ON M5H 3W4 Canada,

                        (hereinafter called the "Company")

                                                               OF THE FIRST PART

AND:

                        MICHAEL BAYBAK AND COMPANY, INC., a body corporate, incorporated under the laws of the State of California, having an office at 4515 Ocean View Blvd., Suite 305, La Canada, California 91011, U.S.A.

                        (hereinafter called the "Consultant")

                                                              OF THE SECOND PART

WHEREAS:

A. The Consultant is a firm carrying on the business of providing national media consulting services and financial community investor relations consulting services for emerging companies;

B. The Company is desirous of retaining the consulting services of the Consultant on a fixed term basis and the Consultant has agreed to serve the Company as an independent contractor upon the terms and conditions herewith set forth;

            FOR VALUABLE CONSIDERATION it is hereby agreed as follows:

1. The Consultant shall provide major media consulting services to the company, such duties to include news feature development, relations with marketing newsletter and with other trade and advertising media interested in the Company and its technology. The Consultant shall also provide an investor relations program of communications to the U.S. institutional, brokerage and retail investor publics. Additionally, the Consultant shall consult and advise the CEO and Company on a variety of corporate matters on an on-going basis, as these may relate to the above programs. This work is SUBJECT ALWAYS to the control and direction of the CEO and Board of Directors of the Company.

2. The Company shall provide to Consultant copies of all proposed Company literature prior to the dissemination of such literature to any third parties and the Consultant shall not disseminate any such materials or documents without the prior approval of the Company,

3. The term of this Agreement shall be for a period of twelve (12) months from the date of this Agreement. This Agreement can be renewed at the option of the Company for a further twelve (12) months, upon notice in writing to the Consultant at least thirty (30) days prior to the end of the initial term.

4. The basic remuneration of the Consultant for its services hereunder shall be $US 6,000 per month, billed at the start of each monthly service period and payable in 15 days. The first monthly fee is payable immediately on implementation of this Agreement.

5. The Consultant shall be responsible for the payment of its income taxes as shall be required by any governmental entity with respect to any compensation paid by the Company to the Consultant.

6. During the term of this Agreement, the Consultant shall provide its services to the Company primarily through Michael Baybak and through George Duggan, and the Consultant shall ensure that Michael Baybak and/or George Duggan will be available to provide such services to the Company in a timely manner subject to their availability at the time of the request.

7. The Consultant shall be reimbursed for all reasonable out-of-pocket expenses actually and properly incurred by it in connection with its duties hereunder with the prior consent of the Company. For all such expenses, the Consultant shall furnish to the Company statements, receipts and vouchers. The costs of any dissemination programs to be undertaken with the approval of the Company shall be paid in advance when such costs exceed $US 1,500 per dissemination program.

8. The Consultant shall not, either during the continuance of its contract hereunder or any time thereafter, disclose the private affairs of the Company and/or its subsidiary or subsidiaries, or any secrets of the Company and/or its subsidiary or subsidiaries, to any person for its or their own personal benefit or purposes whether or not to the detriment of the Company and shall not use any information it may acquire in relation to the business and affairs of the Company and/or its subsidiary or subsidiaries for its own benefit or purposes, or for any purpose other than those of the Company as more particularly described in paragraph 1 above.

9. The Company agrees to indemnify and save the Consultant harmless from any loss, costs or expenses incurred as a result of or arising out of the Consultant=s dissemination or publication of any documents or literature issued or approved in writing by the Company in accordance with the provisions of paragraph 2 of this Agreement, in the event that it is established by a Court of competent jurisdiction that such materials contain material misrepresentations or false or misleading information, or omit to state a material fact necessary to prevent a statement that is made from being false or misleading. The Company shall be solely responsible for all required registrations/exemptions for its securities at the federal and state levels. 10. The Consultant shall well and faithfully serve the Company or any subsidiary as aforesaid during the continuance of its employment hereunder and use its best efforts to promote the interests of the Company.

10. The Consultant shall well and faithfully serve the Company or any subsidiary as aforesaid during the continuance of its employment hereunder and use its best efforts to promote the interests of the Company.

11. This Agreement may be terminated forthwith by the Company without prior notice if at any time:

(a) The Consultant shall commit any breach of any of the provisions herein contained; or

(b) The Consultant shall be guilty of any misconduct or neglect in the discharge of its duties hereunder.

(c) The Consultant shall become bankrupt or make any arrangements or composition with its creditors; or

(d)         Michael   Baybak  shall  become  of  unsound  mind  or  be  declared incompetent to handle his own personal affairs.

12. The Company is aware that the Consultant has now and will continue to have business interests in other companies and the Company recognizes that these companies will require a certain portion of the Consultant=s time. The Company agrees that the Consultant may continue to devote time to such outside interests, PROVIDED THAT such interests do not conflict with, in any way, the time required for the Consultant to perform its duties under this Agreement.

13. The services to be performed by the Consultant pursuant hereto are personal in character, and neither this Agreement nor any rights or benefits arising thereunder are assignable by the Consultant without the prior written consent of the Company.

14. Any notice in writing or permitted to be given to the Consultant hereunder shall be sufficiently given if delivered to the Consultant personally or mailed by registered mail, postage prepaid, addressed to the Consultant at its last business address known to the Secretary of the Company. Any such notice mailed as aforesaid shall be deemed to have been received by the Consultant on the first business day following the date of the mailing. Any notice in writing required or permitted to be given to the Company hereunder shall be given by registered mail, postage prepaid, addressed to the Company at the address shown on page 1 hereof. Any such notice mailed as aforesaid shall be deemed to have been received by the Company on the first business day following the date of mailing. Any such address for the giving of notices hereunder may be changed by notice in writing given hereunder.

15. The provisions of this Agreement shall inure to the benefit of and be binding upon the Consultant and the successors and assigns of the Company. For this purpose, the terms "successors" and "assigns" shall include any person, firm or corporation or other entity which at any time, whether by merger, purchase or otherwise, shall acquire all or substantially all of the assets or business of the Company.

16. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the provisions of this Agreement.

17. This Agreement is being delivered and is intended to be performed in the State of California and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of that State. This Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom or which enforcement of any waiver, change, modification or discharge is sought.

            IN WITNESS WHEREOF this Agreement has been executed as of the day, month and year first above written.

THE COMMON SEAL OF                   )
INFOCAST CORPORATION                 )
was hereto affixed                   )
                                             c/s
in the presence of:                  )
                                     )
                                     )   per:  /s/ A.T. Griffis
/s/ Elin Crespo                      )         --------------------------------
Signature of Witness                 )           Authorized Signatory
                                     )
                                     )
_________________________________    )           21 April 1999
                                         ---------------------------------------
Address of Witness                       Date:


SIGNED, SEALED AND DELIVERED by      )
MICHAEL BAYBAK AND                   )
COMPANY, INC. by its authorized      )
signatory in the presence of:        )           MICHAEL BAYBAK AND
                                     )           COMPANY, INC.
                                     )
/s/ George Duggan                    )   per:    /s/ Michael Baybak
--------------------------------                 -------------------------------
Signature of Witness                 )           Authorized Signatory
                                     )
                                     )
_________________________________    )           15 April 1999
                                                 -------------------------------
Address of Witness                   )           Date: